Exhibit 1.1
QUEST ENERGY PARTNERS, L.P.
8,750,000 Common Units
Representing Limited Partner Interests
UNDERWRITING AGREEMENT
_____________, 2007
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
As Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
One North Jefferson Avenue
St. Louis, Missouri 63103
Ladies and Gentlemen:
           Quest Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 8,750,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 1,312,500 additional Common Units to cover over-allotments, if any (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”). Certain terms used herein are defined in Section 1 hereof.
           It is understood and agreed by all that the Partnership was recently formed by Quest Resource Corporation, a Nevada corporation (“Quest”) to acquire, exploit and develop oil and natural gas properties and production assets (the “Assets”) located in the Cherokee Basin, a 13-county region in southeastern Kansas and northeastern Oklahoma, that were previously owned and operated directly or indirectly by Quest (the “Cherokee Basin Business”) as described more particularly in the Preliminary Prospectus (as defined herein).
           It is further understood and agreed to by all parties that as of the date hereof:
     (a) Quest directly or indirectly owns a 100% membership interest in Quest Cherokee, LLC, a Delaware limited liability company (the “Operating Company”);

     (b) The Operating Company directly owns a 100% membership interest in Quest Cherokee Oilfield Service, LLC, a Delaware limited liability company (the “Quest Cherokee Oilfield Service”);
     (c) Quest directly owns a 100% membership interest in Quest Energy GP, LLC, a Delaware limited liability company (the “General Partner”);
     (d) The General Partner directly owns a 2% general partner interest in the Partnership;
     (e) Quest directly owns a 98% limited partner interest in the Partnership;
     (f) Quest directly owns a 100% membership interest in Quest Energy Service, LLC, a Kansas limited liability company (“Quest Energy Service”); and
     (g) The Operating Company directly or indirectly owns all of the Assets.
           On or prior to the date hereof, the Operating Company distributed certain non-Cherokee Basin assets to Quest.
           On or prior to the date hereof, the existing lenders under the following credit facilities (the “Credit Facilities”) will assign such facilities to a new group of lenders (the “New Lenders”): (i) that certain Amended and Restated Senior Credit Agreement, dated as of February 7, 2006, by and among Quest, the Operating Company, Guggenheim Corporate Funding, LLC, and the lenders party thereto, as amended by that certain Amendment No. 1 to Amended and Restated Senior Credit Agreement, dated as of June 9, 2006, as further amended by that certain Waiver and Amendment No. 2, dated as of December 22, 2006, and as further amended by that certain Waiver and Amendment No. 3, dated as of April 25, 2007; (ii) that certain Amended and Restated Second Lien Term Loan Agreement, dated as of June 9, 2006, by and among the Operating Company, Quest, Guggenheim Corporate Funding, LLC, and the lenders party thereto, as amended by that certain Waiver and Amendment No. 1, dated as of December 22, 2006, and as further amended by that certain Waiver and Amendment No. 2, dated as of April 25, 2007; and (iii) that certain Third Lien Term Loan Agreement, dated as of June 9, 2006, by and among the Operating Company, Quest, Guggenheim Corporate Funding, and the lenders party thereto, as amended by that certain Waiver and Amendment No. 1, dated as of December 22, 2006, and as further amended by that certain Waiver and Amendment No. 2, dated as of April 25, 2007.
           On or prior to the date hereof, Quest, the Operating Company and the New Lenders will amend and restate the Credit Facilities into an Amended and Restated Credit

Agreement (the “Amended Credit Agreement”) that will include a $250.0 million revolving credit facility. The Partnership will be a guarantor under the Amended Credit Agreement.
           It is further understood and agreed to by the parties hereto that the following transactions will occur on the Closing Date (as hereinafter defined):
     (a) Quest, the General Partner, the Partnership, the Operating Company, Quest Oil & Gas, LLC, a Kansas limited liability company (“Quest O&G”), and Quest Energy Service will enter into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) pursuant to which (i) each of Quest Energy Service and Quest O&G will convey its entire membership interest in the Operating Company to Quest, so that Quest will then directly own a 100% membership interest in the Operating Company, (ii) Quest will contribute a portion of its membership interest in the Operating Company to the General Partner as a capital contribution, (iii) Quest will contribute the remainder of its interest in the Operating Company to the Partnership in exchange for 3,551,521 Common Units and 8,857,981 Subordinated Units representing limited partner interests in the Partnership (as defined in the Partnership Agreement, the “Subordinated Units”), and (iv) the General Partner will contribute its interest in the Operating Company to the Partnership in exchange for a continuation of its 2% general partner interest in the Partnership and the Incentive Distribution Rights (as defined in the Partnership Agreement, the “Incentive Distribution Rights”) in the Partnership (v) Quest Cherokee will transfer the Retained Assets (as defined in the Contribution Agreement) to Quest O&G and (vi) Quest and the Operating Company will agree to indemnify each other with respect to certain litigation matters;
     (b) Quest will enter into a new $50.0 million credit facility (the “Quest Credit Agreement”), and will borrow an amount under this credit facility which will be sufficient to repay a specified portion of the outstanding indebtedness under the Amended Credit Agreement to reduce the principal amount of indebtedness under the Amended Credit Agreement to $75.0 million on the Closing Date, at which time Quest will be released as an obligor under the Amended Credit Agreement;
     (c) the public offering of the Firm Units contemplated hereby will be consummated;
     (d) the Partnership will use the net proceeds of the offering to repay a portion of the outstanding indebtedness under the Amended Credit Agreement, after which $75.0 million will be outstanding;
     (e) the General Partner and the Partnership will enter into a Management Services Agreement (the “Management Services Agreement”) with Quest Energy Service, which will address the provision by Quest Energy Service of legal, accounting, information technology, investor relations, administrative, insurance, corporate development, treasury, audit, finance, tax, property management, engineering, risk management and acquisition services to the General Partner and the Partnership;
     (f) Quest, the General Partner and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”), which will address the provision by Quest and its affiliates of general and administrative services to the Partnership and certain indemnification matters;
     (g) the Partnership will become a party to that certain Midstream Services and Gas Dedication Agreement (as amended, the “Midstream Services Agreement”), dated as of December 22, 2006, by and between Bluestem Pipeline, LLC, a Delaware limited liability company (“Bluestem”) and Quest, as amended by that certain Amendment No. 1 to the Midstream Services and Gas Dedication Agreement, dated as of August 9, 2007, which will address the provision by Bluestem of certain midstream services, including gathering, dehydration, treating and compression, to the Partnership and its subsidiaries; and
     (h) the Partnership will become a party to that certain Omnibus Agreement (as amended, the “Midstream Omnibus Agreement”), dated as of December 22, 2006, among Quest, Quest Midstream GP, LLC, a Delaware limited liability company (the “Midstream GP”), Bluestem and Quest Midstream Partners, L.P., a Delaware limited partnership (“Quest Midstream”), which will address certain restrictions on the business of the Partnership.
The transactions described above in clauses (a)-(h) above are referred to herein as the “Transactions.” In connection with the Transactions, the parties to the Transactions will enter into various transfer agreements, conveyances, contribution agreements and related documents (collectively, and together with the Contribution Agreement, the “Contribution Documents”). The Contribution Documents, the Amended Credit Agreement, the Management Services Agreement, the Omnibus Agreement, the Midstream Services Agreement and the Midstream Omnibus Agreement shall be collectively referred to as the “Transaction Documents.” Quest, the Partnership, the General Partner and the Operating Company are hereinafter collectively referred to as the “Quest Parties.” The Partnership, the General Partner, the Operating Company and Quest Cherokee Oilfield Service are herein collectively referred to as the “Partnership Entities” and, together with Quest, Quest Energy Service, Quest O&G, Bluestem, Quest Midstream and the Midstream GP, the “Quest Entities.”
           This is to confirm the agreement among the Quest Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

           1. Definitions. As used in this agreement (this “Agreement”):
     (a) “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     (b) “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     (c) “Commission” or “SEC” shall mean the United States Securities and Exchange Commission.
     (d) “Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto, and (iii) and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     (e) “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
     (f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     (g) “Execution Time” shall mean the date and time (_:___p.m., Central Standard Time) that this Agreement is executed and delivered by the parties hereto.
     (h) “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     (i) “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     (j) “Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 4(a) below and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
     (k) “Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

     (l) “Registration Statement” shall mean the registration statement referred to in Section 4(a) below, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
     (m) “Rule 134”, “Rule 158”, “Rule 172”, “Rule 175(b)”, “Rule 405”, “Rule 424(b)”, “Rule 433”, “Rule 430A”, “Rule 462”, “Rule 462(b)”, “Rule 463” refer to such rules under the Act.
     (n) “Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.
     (o) “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 4(a) hereof.
     (p) “Statutory Prospectus” shall mean the Preliminary Prospectus relating to the Units that is included in the registration statement relating to the Units immediately prior to the Execution Time.
           2. Purchase, Sale and Delivery of the Firm Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $___ per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.
           Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”). Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at or prior to 11:00 a.m., Central Standard Time, on _________, 2007 at the offices of Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2900, Kansas City, Missouri 64106 or at such other place as may be agreed upon between the Representatives and the Partnership (the “Place of Closing”), or at such other time and date not later than five Business Days thereafter as the Representatives and the Partnership may agree, such time and date of payment and delivery being herein called the “Closing Date.”

           Delivery of the Firm Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. The Partnership will cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of DTC, unless the Representatives shall otherwise instruct.
           It is understood that an Underwriter, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.
           It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement.
           3. Purchase, Sale and Delivery of the Option Units. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase from the Partnership up to 1,312,500 Option Units, at the same purchase price per unit to be paid by the Underwriters for the Firm Units pursuant to Section 2 above; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.
           The option is exercisable by the Underwriters at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the NASDAQ Global Market is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by the Representatives to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units in exchange for the purchase price therefor, which date shall not be more than five Business Days nor less than two Business Days after such notice (provided that in the case of an exercise that occurs prior to the Closing Date, the date of delivery may occur less than two Business Days after such notice) unless otherwise agreed to by the Partnership and the Representatives. The Underwriters may terminate the option at any time, as to any unexercised portion thereof, by giving written notice from the Representatives to the Partnership to such effect.
           If the option is exercised as to all or any portion of the Option Units, each Underwriter, severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Common Units set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Common Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 herein, bears to the total number of Firm Units, subject in each case to such adjustments as the

Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.
           Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Units shall be made at the Place of Closing at or prior to 11:00 a.m. (Central Standard Time) on the date designated in the notice given by the Representatives as provided above, or at such other time and date as the Representatives and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the “Option Closing Date.” On each Option Closing Date, the Quest Parties shall provide the Underwriters such documents as are required by Section 6 hereof.
           Delivery of the Option Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of DTC, unless the Representatives shall otherwise instruct.
           4. Representations, Warranties and Agreements of the Quest Parties. The Quest Parties jointly and severally represent and warrant to and agree with the Underwriters that:
     (a) Registration. The Partnership has prepared and filed with the Commission a registration statement (file number 333-144716) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, the Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Statutory Prospectus) as the Partnership has advised the Underwriters, prior to the Execution Time, will be included or made therein.
     (b) No Material Misstatements or Omissions in Registration Statement or Prospectus. The Statutory Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Option Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the

Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in the Statutory Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b), including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof.
     (c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof.
     (d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” (as defined in Rule 405).
     (e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the

Registration Statement, the Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof.
     (f) Formation and Due Qualification. Each of the Quest Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be, and is duly registered or qualified to do business and is in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the condition, financial or otherwise, results of operations, business affairs or business prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Quest Entities has all corporate, limited partnership or limited liability company, as the case may be, power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, own or lease its properties currently owned or leased or to be owned or leased at the Closing Date and each Option Closing Date, and to conduct its business as currently conducted or as to be conducted on the Closing Date and each Option Closing Date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.
     (g) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and each Option Closing Date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.
     (h) Ownership of Membership Interests in the General Partner. Quest owns, and on the Closing Date and each Option Closing Date will own, all of the issued and outstanding membership interests in the General Partner. All of such interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as the same may be amended or restated at or prior to the Closing Date, the “General Partner LLC Agreement”), fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and Quest owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens described in the Registration Statement, the Disclosure Package and the Prospectus or arising under the Quest Credit Agreement).

     (i) Ownership of General Partnership Interest in the Partnership. The General Partner is, and on the Closing Date and each Option Closing Date will be, the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to the Closing Date, the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability or other Liens described in the Registration Statement, Disclosure Package and the Prospectus or arising under the Quest Credit Agreement).
     (j) Ownership of Sponsor Units and Incentive Distribution Rights. Assuming no purchase by the Underwriters of any Option Units at the Closing, on the Closing Date, after giving effect to the Transactions, (i) Quest will own 3,551,521 Common Units and 8,857,981 Subordinated Units (such Common Units and Subordinated Units being collectively referred to herein as the “Sponsor Units”) as described in the Registration Statement, Disclosure Package and the Prospectus and (ii) the General Partner will own all of the Incentive Distribution Rights; all such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and Quest will own such Sponsor Units, and the General Partner will own such Incentive Distribution Rights, free and clear of all Liens (except such restrictions on transferability described in the Registration Statement, the Disclosure Package and the Prospectus or arising under the Quest Credit Agreement.
     (k) Partnership Interests Outstanding. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 12,301,521 Common Units, 8,857,981 Subordinated Units, 431,827 General Partner Units and the Incentive Distribution Rights. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and each Option Closing Date.
     (l) Valid Issuance of the Units. At the Closing Date or each Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).
     (m) Ownership of the Operating Company. At the Closing Date and each Option Closing Date, after giving effect to the Transactions, the Partnership will own

100% of the issued and outstanding membership interests in the Operating Company free and clear of all Liens, except for Liens created pursuant to the Amended Credit Agreement. Such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to the Closing Date, the “Operating Company LLC Agreement”), and will be fully paid (to the extent required under the Operating Company LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
     (n) Ownership of Quest Cherokee Oilfield Service. At the Closing Date and each Option Closing Date, after giving effect to the Transactions, the Operating Company will own 100% of the issued and outstanding membership interests in Quest Cherokee Oilfield Service free and clear of all Liens, except for Liens created pursuant to the Amended Credit Agreement. Such membership interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Quest Cherokee Oilfield Service (as the same may be amended or restated at or prior to the Closing Date, the “Quest Cherokee Oilfield Service LLC Agreement”), and will be fully paid (to the extent required under the Quest Cherokee Oilfield Service LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).
     (o) No Other Subsidiaries. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company’s ownership of a 100% membership interest in Quest Cherokee Oilfield Service, the Partnership will not, on the Closing Date and each Option Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its 2% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner will not, on the Closing Date and each Option Closing Date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (p) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Quest Credit Agreement and the Amended Credit Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity. Except for such rights that have been waived or as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

     (q) Authority and Authorization. Each of the Quest Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. On the Closing Date and each Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Quest Parties or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements (as defined in Section 4(s)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.
     (r) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Quest Parties.
     (s) Enforceability of Operative Agreements. At or before the Closing Date:
     (i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Quest and will be a valid and legally binding agreement of the General Partner and Quest, enforceable against the General Partner and Quest in accordance with its terms;
     (ii) the General Partner LLC Agreement will have been duly authorized, executed and delivered by Quest and will be a valid and legally binding agreement of Quest, enforceable against Quest in accordance with its terms;
     (iii) the Operating Company LLC Agreement (together with the Partnership Agreement and the General Partner LLC Agreement, the “Partnership Entity Operative Agreements”) will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its respective terms; and
     (iv) each of the Transaction Documents will have been duly authorized, executed and delivered by the Quest Entity parties and will be valid and legally binding agreements of the Quest Entity parties thereto, enforceable against such parties in accordance with their respective terms;
provided that, with respect to each agreement described in this Section 4(s), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing. The Partnership Entity Operative Agreements and the Transaction Documents are herein collectively referred to as the “Operative Agreements.”
     (t) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Quest Entities which are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Operative Agreements, (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Quest Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Quest Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Quest Entities or any of their respective properties in a proceeding to which any of them or their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created under the Amended Credit Agreement and the Quest Credit Agreement), which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Quest Entities to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements.
     (u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Quest Entities or any of their respective properties is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance by the Quest Entities of this Agreement and the Operative Agreements party hereto and thereto, or the consummation by the Quest Entities of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) for registration of the Units under the Act and consents required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters and (iii) for such consents that have been, or prior to the Closing Date will be, obtained.
     (v) No Default. None of the Quest Entities is (i) in violation of its partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Quest Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Quest Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the Quest Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Quest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Quest Entities to perform their obligations under this Agreement or the Operative Agreements.
     (w) Conformity of Securities to Descriptions in the Registration Statement, the Disclosure Package and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units and the Incentive Distribution rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
     (x) Independent Public Accountants. Murrell, Hall, McIntosh & Co., who has certified or shall certify the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to Quest, the Partnership and the General Partner within the meaning of the Act.
     (y) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition of the General Partner, the Partnership and Quest Energy Partners Predecessor (as defined in the Registration Statement) as of the dates indicated, and the results of operations and cash flows of Quest Energy Partners Predecessor, for the periods specified, comply as to form with the applicable accounting requirements of the Act and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except to the extent disclosed therein. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial Data” in the Registration Statement, the Preliminary Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived, unless expressly noted otherwise.
     (z) No Material Adverse Change. None of the Quest Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities taken as a whole, (ii) any transaction which is material to the Partnership Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities, which is material to the Partnership Entities taken as a whole, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities, (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case whether or not arising from transactions in the ordinary course of business or (vi) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of Quest and its subsidiaries taken as a whole that (A) would cause any statement included in the Registration Statement, the Disclosure Package or the Prospectus regarding Quest to be untrue in any material respect or (B) would be material to a unitholder of the Partnership that has not been disclosed in the Registration Statement, the Disclosure Package or the Prospectus or in filings by Quest with the Commission.

     (aa) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Quest Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
     (bb) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director, manager or executive officer of any Partnership Entity.
     (cc) Title to Properties. Following consummation of the Transactions and on the Closing Date and each Option Closing Date, the Partnership Entities will have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as owned by the Partnership Entities, free and clear of all Liens, except (i) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, (ii) that arise under the Amended Credit Agreement, (iii) as would not, individually or in the aggregate, have a Material Adverse Effect, or (iv) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement, the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

     (dd) Rights-of-Way. Following consummation of the Transactions and on the Closing Date and each Option Closing Date, each of the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities has, or upon consummation of the Transactions will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (ee) Governmental Permits. Each of the Partnership Entities has, or at the Closing Date and each Option Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities has, or at the Closing Date and each Option Closing Date will be in compliance with the terms and conditions of all such permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.
     (ff) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (gg) Disclosure Controls and Procedures. (i) Each Partnership Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.
     (hh) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof except in any case in which the failure so to file would not have a Material Adverse Effect, and has timely paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing are due and payable, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.
     (ii) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Partnership of the Units.
     (jj) ERISA. On the Closing Date and each Option closing Date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder. None of the Partnership Entities maintains a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a pension plan that is subject to Title IV of ERISA.

     (kk) Investment Company. None of the Partnership Entities is nor after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (ll) Environmental Compliance. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, with respect to the Assets, each of the Quest Entities (i) is in compliance with applicable federal, state and local laws and regulations relating to the prevention of pollution or the protection human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permit and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. Except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, to the knowledge of the Partnership Entities, none of the Partnership Entities or their subsidiaries has been notified that they are currently named as a “potentially responsible party” by the United States Environmental Protection Agency under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) and, to the knowledge of the Partnership Entities, none of the Quest Entities has been notified that they are currently named as a “potentially responsible party” by the United States Environmental Protection Agency under CERCLA with respect to any of the properties being contributed to the Partnership Entities pursuant to the Transactions.
     (mm) Sarbanes-Oxley Act of 2002. On the Closing Date and each Option Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NASDAQ Global Market that are effective and applicable to the Partnership.
     (nn) No Labor Dispute. No labor dispute with the employees of the Quest Parties who are engaged in the Cherokee Basis Business exists or, to the knowledge of any of the Quest Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.
     (oo) Insurance. The Quest Parties maintain insurance covering their properties, operations, personnel and businesses, including the Assets, against such losses and risks and in such amounts as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Quest Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof.
     (pp) Litigation. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Quest Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement.
     (qq) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any Option Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, or other materials, if any, permitted by the Act, including Rule 134 and, in connection with the Directed Unit Program described in this Agreement, the enrollment materials prepared by RBC Capital Markets Corporation.
     (rr) Listing. The Units have been approved for quotation on the NASDAQ Global Market, subject only to official notice of issuance.
     (ss) Directed Unit Sales. None of the Directed Units (as defined in Section 5(o) below) distributed in connection with the Directed Unit Program (as defined in Section 5(o) below) will be offered or sold outside of the United States. All sales of the Directed Units will comply with the rules of the Financial Industry Regulatory Authority (the “FINRA”, formerly known as the National Association of Securities Dealers, Inc., or the “NASD”), including NASD Conduct Rule 2790 (which is part of the FINRA rules). None of the Quest Parties has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Quest Parties to alter the customer’s or supplier’s level or type of business with the Quest Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Quest Parties or their operations.
     (tt) Brokers. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Quest Party and any person that would give rise to a valid claim against any Quest Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Units.
     (uu) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.
     (vv) Independent Petroleum Engineers. Cawley, Gillespie & Associates, Inc., whose reports are referenced in the Registration Statement, the Disclosure Package and Prospectus and who has delivered the letter referred to in Section 6(o) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent reserve engineer with respect to the Partnership; and the factual information underlying the estimates of the reserves of Quest and the Partnership, which were supplied by Quest and the Partnership to Cawley, Gillespie & Associates, Inc. for the purposes of preparing the reserve reports of Quest and the Partnership referenced in the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sale prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development and working interest and net revenue information relating to Quest’s and the Partnership’s ownership interests in the Assets, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, the Quest Parties are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package and the Prospectus and as reflected in the Reserve Reports; estimates of such reserves and present values as described in the Registration Statement, the Disclosure Package and the Prospectus and reflected in the Reserve Reports comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.
     (ww) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Prospectus and the Disclosure Package, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
     (xx) FINRA Affiliations. To the knowledge of the Quest Parties, there are no affiliations or associations between any member of the FINRA and any of the General

Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.
     (yy) Distribution Restrictions. No subsidiary of the Partnership (including the Operating Company) is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus or arising under the Amended Credit Agreement.
     (zz) Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
           Any certificate signed by any officer of any Quest Party and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Quest Party to each Underwriter as to the matters covered thereby.
           5. Additional Covenants. The Quest Parties jointly and severally covenant and agree with the Underwriters that:
     (a) The Partnership will timely transmit, or cause to be transmitted, copies of the Prospectus in a form approved by the Representatives, and any amendments or supplements thereto (subject to the provisions of this Section 5), to the SEC for filing pursuant to Rule 424(b) (including pursuant to Rule 430A(a)(3)).
     (b) The Partnership will deliver to the Representatives, and to counsel for the Underwriters, a signed copy of the Registration Statement as originally filed and of any amendments to the Registration Statement, including copies of exhibits thereto, and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement thereto, as the Representatives may reasonably request. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (c) The Partnership will not file any amendment or supplement to the Registration Statement or the Prospectus or any Rule 462(b) Registration Statement (or any other prospectus relating to the Units filed pursuant to Rule 424(b) that differs from the Prospectus as filed pursuant to Rule 424(b)), of which the Representatives shall not previously have been advised or to which the Representatives shall have reasonably objected.
     (d) During the period when a prospectus relating to any of the Units is required to be delivered under the Act by any Underwriter or dealer, the Partnership will comply, so far as it is able and at its own expense, with all requirements imposed upon it by the Act, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.
     (e) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.
     (f) If, during the period when a prospectus relating to any of the Units is required to be delivered under the Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstance then prevailing, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Exchange Act, the Partnership will forthwith at its expense prepare and file with the SEC (subject to Section 5(c) of this Agreement), and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.
     (g) During the period when a prospectus relating to the Units is required to be delivered under the Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.
     (h) In accordance with Section 11(a) of the Act and Rule 158, the Partnership will make generally available to its security holders, an earnings statement (which need not be audited) of the Partnership and its subsidiaries covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.
     (i) The Partnership will, for a period of two years from the Closing Date, furnish or make available to the Underwriters via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or its website a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the Act or the Exchange Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the rules and regulations under the Act, which are not consolidated in the Partnership’s financial statements.
     (j) The Partnership will not, during the 180 days after the date of the Prospectus, without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units or securities convertible into or exchangeable for Common Units issued (i) pursuant to employee benefit plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, (ii) to affiliates (iii) in connection with accretive acquisitions of assets or business in which Common Units or securities convertible into or exchangeable for Common Units are issued as consideration, or (iv) in connection with the sale of the Option Units; provided, however, any such recipient of Common Units (other than the Option Units) will agree to be bound by these provisions for the remainder of the 180-day period) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options, rights or warrants pursuant to employee benefit plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. Notwithstanding the foregoing or the provisions of the letters referred to in paragraph (l) below, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this paragraph (j) and the letters referred to in paragraph (l) below shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Wachovia Capital Markets, LLC, on behalf of the Underwriters, waives such extension in writing.
     (k) The Partnership will apply the proceeds from the sale of the Units as set forth in the description under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus and will file with the SEC such information on Form 10-K or Form 10-Q as may be required by Rule 463.
     (l) The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the Act.
     (m) The Quest Parties will cause Quest, the General Partner, the Partnership and the directors and executive officers of the General Partner and Quest, to furnish to the Representatives, on or prior to the Execution Time, a letter in the form of Exhibit A.
     (n) If the Partnership elects to rely on Rule 462(b), the Partnership shall both file a Rule 462(b) Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).
     (o) It is understood that up to 437,500 of the Firm Units (the “Directed Units”) will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Quest Parties (“Directed Unit Participants”) upon the terms and conditions set forth in the Registration Statement, the Disclosure Package and the Prospectus (the “Directed Unit Program”) and

in accordance with the rules and regulations of the FINRA and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by RBC Capital Markets Corporation from the Partnership. Under no circumstances will RBC Capital Markets Corporation or any Underwriter be liable to any Quest Parties or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.
     (p) The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (q) No Quest Party will take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Firm Units.
           6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, each Option Closing Date), of the representations and warranties of the Quest Parties contained herein, to the performance by the Quest Parties of their covenants and obligations hereunder, and to the following additional conditions:
     (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with the consent of the Representatives, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Representatives; if the Partnership has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. New York time, on the date hereof, or

(ii) at such later date and time as may be approved by the Representatives. All filings required by Rule 424 and Rule 430A shall have been made. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement, the Disclosure Package or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, each Option Closing Date), that the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters (upon the advice of counsel) is material, or omits to state a fact which, in the opinion of the Underwriters (upon the advice of counsel) is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) On the Closing Date (and, if applicable, each Option Closing Date), the Representatives shall have received the opinion of Stinson Morrison Hecker LLP, counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, each Option Closing Date), in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit B hereto.
     (d) On the Closing Date (and, if applicable, each Option Closing Date), the Representatives shall have received the opinion of Brownstein Hyatt Farber Schreck, P.C., special Nevada counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, each Option Closing Date), in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit C hereto. In addition, on the Closing Date (and, if applicable, each Option Closing Date, ) the Representatives shall have received the reasoned opinion of Brownstein Hyatt Farber Schreck, P.C. addressed to them and dated the Closing Date (and, if applicable, each Option Closing Date), that the approval of the Transactions by Quest’s stockholders pursuant to Nevada Revised Statutes 78.565 is not required, in the form previously provided to the Representatives.
     (e) On the Closing Date (and, if applicable, each Option Closing Date), the Representatives shall have received the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., special Oklahoma counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, each Option Closing Date), in form and substance reasonably satisfactory to the Representatives, to the effect set forth on Exhibit D hereto.
     (f) The Representatives shall have received on the Closing Date (and, if applicable, each Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriter, such opinion or opinions, dated the Closing Date (and, if applicable, each Option Closing Date) with respect to such matters as the Representatives may reasonably require; and the Quest Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.
     (g) The Representatives shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date or each Option Closing Date, as the case may be, from the firm of Murrell, Hall, McIntosh & Co., independent certified public accountants, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act, adopted by the Commission and the Public Company Accounting Oversight Board (United States), and that they have performed a review of the unaudited interim financial information made available by the Partnership Entities for the [six-month period ended June 30, 2007] and as of [June 30, 2007], in accordance with Statement on Auditing Standards No. 100 and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Disclosure Package and the Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).
     (i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NASDAQ Global Market, or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NASDAQ Global Market or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or applicable state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in the judgment of the Underwriters impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
     (j) On the Closing Date (and, if applicable, each Option Closing Date) there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, and on the Closing Date (and if applicable, each Option Closing Date) the Representatives shall have received certificates, dated the Closing Date (and, if applicable, each Option Closing Date) and signed by chief executive officer and the chief financial officer, in their capacities as such, of each of Quest and the General Partner, to the effect that:
     (i) they have examined the Registration Statement, the Disclosure Package and the Prospectus, and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units and (A) nothing has come to their attention that would lead them to believe that, as of the Effective Date, the Registration Statement included any untrue statement of a material fact or omitted to state material fact required to be stated therein or necessary to make the statements therein not misleading, and as of its issue date and as of the Closing Date (and, if applicable, each Option Closing Date), the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of Units included any untrue statement of a material fact or omitted to state material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth;
     (ii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus;
     (iii) all representations and warranties made herein by the Quest Parties are true and correct as of the Closing Date (or, if applicable, each Option Closing Date), with the same effect as if made on the Closing Date (or, if applicable, each

Option Closing Date); and all agreements and conditions herein to be performed or complied with by the Quest Parties on or prior to the Closing Date (or, if applicable, each Option Closing Date) have been duly performed and complied with by the Quest Parties; and
     (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of such officers, threatened by the SEC.
     (k) The Quest Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, each Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date (or, if applicable, each Option Closing Date).
     (l) The Partnership shall have furnished to the Underwriters at the Closing Date (and, if applicable, each Option Closing Date) such further information, opinions, certificates and documents as the Representatives may have reasonably requested.
     (m) The Units shall have been listed and admitted and authorized for trading on the NASDAQ Global Market, and satisfactory evidence of such actions shall have been provided to the Representatives..
     (n) The Representatives shall have received duly and validly executed letter agreements referred to in Section 5(m) hereof.
     (o) At the Execution Time, the Representatives shall have received from Cawley, Gillespie & Associates, Inc. a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Representatives and dated the date hereof covering the matters described in Exhibit E.
     (p) With respect to the letter of Cawley, Gillespie & Associates, Inc. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement, the Partnership shall have furnished to the Representatives a letter of such reserve engineers, addressed to the Representatives and dated the Closing Date (and, if applicable, each Option Closing Date) confirming in all material respects covering the matters in the letter referred to in the preceding paragraph.
     (q) The Quest Parties shall have furnished to the Representatives evidence satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, including the closing of the new credit facility pursuant to the Amended Credit Agreement, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the

Units on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.
           All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership will furnish the Representatives with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.
           7. Indemnification and Contribution.
           (a) The Quest Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”) as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Quest Parties by any Underwriter through the Representatives, as provided in Section 13 hereof, expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto).
           (b) In connection with the offer and sale of the Directed Units, the Quest Parties, jointly and severally, agree to indemnify and hold harmless RBC Capital Markets Corporation and each person, if any, who controls any RBC Capital Markets Corporation within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Quest Party for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (B) arising out of the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (C) otherwise arising out of or related to the Directed Unit Program, other than losses, damages or liabilities (or expenses relating thereto) finally judicially determined to have resulted directly from the bad faith or gross negligence or willful misconduct of RBC Capital Markets Corporation;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to the Directed Unit Program, subject to the limitation on indemnification set forth in clause (C) in (i) above; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Partnership; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the RBC Capital Markets Corporation), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever related to the Directed Unit Program, to the extent that any such expense is not paid under (i) or (ii) above, subject to the limitation on indemnification set forth in clause (C) in (i) above.
           (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Quest Parties, their directors and officers and each person, if any, who controls any of the Quest Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any Preliminary Prospectus, the Disclosure Package or

the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Quest Parties by such Underwriter through the Representatives expressly for use therein, as provided in Section 13 hereof.
           (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be selected by the Representatives; and counsel to the Quest Parties, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls any of the Quest Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Quest Parties, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls any of the Quest Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
           (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) or 7(b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

           (f) If the indemnification provided for in this Section 7 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Quest Parties on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Quest Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions or, in the case of indemnification pursuant to Section 7(b), matters referred to in Section 7(b), as the case may be, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Quest Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Common Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Units pursuant to this Agreement (before deducting expenses) received by the Quest Parties and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Quest Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Quest Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or in the case of indemnification provided for in Section 7(b), matters referred to in Section 7(b), as the case may be. The Quest Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(f), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Quest Parties, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Quest Parties within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Quest Parties. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Common Units set forth opposite their respective names in Schedule I hereto and not joint.
           8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Quest Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Quest Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.
           9. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter and the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, the non-defaulting Underwriters or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement, Disclosure Package or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Units.
           (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-eleventh of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
           (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the

Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to each Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Quest Parties except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
           10. Termination. (a) This Agreement may be terminated by the Representatives at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.
           (b) This Agreement also may be terminated by the Representatives, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to any Option Closing Date or as provided in Section 9 of this Agreement.
           If the Representatives terminate this Agreement as provided in Sections 10(a) or 10(b), it shall notify the Partnership by telephone or facsimile transmission, confirmed by letter.
           11. Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 5(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters’ Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 5(d) hereof) to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states, including the reasonable fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the FINRA (if any) and reasonable fees and disbursements of counsel to the Underwriters relating to any review of the offering by the FINRA, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees in connection with the issuance of the Units, (g) all fees and expenses relating to the authorization of the Units for trading on the NASDAQ Global Market, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters’ counsel, the Underwriter’s transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.
           If this Agreement is terminated by the Representatives in accordance with the provisions of Section 10(a) (other than pursuant to Sections 6(i)(i), (iii), (iv) or (v)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.
           12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be effective only upon receipt and shall be mailed, delivered or sent by facsimile transmission. Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate; notices to the Partnership shall be directed to it at 9520 North May Avenue, Suite 300, Oklahoma City, Oklahoma 73120, facsimile number (405) 840-9897. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered or sent by facsimile transmission to such Underwriter’s address as it appears in the Underwriters’ Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.
           13. Information Furnished by Underwriters. The statements set forth in the third, twelfth, thirteenth, fourteenth and fifteenth paragraphs and the fourth and fifth sentences of the sixth paragraph under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 4(b), (c) and (e) and Section 7 hereof.
           14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Quest Parties, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 7 hereof (to the extent provided in Section 7) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.
           15. Research Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.
           16. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Partnership acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to the Partnership for, any of such additional financial interests. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.
           17. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
           18. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.
           19. Time of Essence. Time shall be of the essence of this Agreement.
           20. Integration. (a) This Agreement and (b) the letter agreement dated the date hereof by and between the Partnership and Wachovia Capital Markets, LLC, collectively supersede all prior agreements and understandings (whether written or oral) between the Quest Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

           21. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

           If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Quest Parties and the several Underwriters.

QUEST ENERGY PARTNERS, L.P.

By:	Quest Energy GP, LLC
its General Partner

By:

Name:

Title:

QUEST ENERGY GP, LLC

By:

Name:

Title:

QUEST CHEROKEE, LLC

By:

Name:

Title:

QUEST RESOURCE CORPORATION

By:

Name:

Title:

Signature Page to Underwriting Agreement

Accepted in St. Louis,
Missouri as of the date
first above written.
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation

By:	Wachovia Capital Markets, LLC

By:

Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing Agreement.
Signature Page to Underwriting Agreement

SCHEDULE I
Allocation of Units

Name	Number of Units

Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
Friedman, Billings, Ramsey & Co., Inc.
Stifel, Nicolaus & Company, Incorporated
Oppenheimer & Co. Inc.
Wells Fargo Securities, LLC

Total	8,750,000

SCHEDULE II

EXHIBIT A
FORM OF LOCK-UP LETTER
_____________, 2007
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
As Representative of the several Underwriters,
c/o Wachovia Capital Markets, LLC
One North Jefferson Avenue
St. Louis Missouri 63103
Ladies and Gentlemen:
           This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Quest Energy Partners, L.P. (the “Partnership”), Quest Cherokee, LLC, Quest Energy GP, LLC, Quest Resource Corporation and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests (the “Partnership Units”), in the Partnership.
           In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, during the 180 days after the date of the Prospectus without the prior written consent of Wachovia Capital Markets, LLC, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (as defined in the Partnership Agreement) or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing or the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, other than Partnership Units disposed of as bona fide gifts (provided the doneee agrees to be bound by this letter).
           Notwithstanding the foregoing paragraph, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release

A-1

earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions described in the foregoing paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
           If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.
Yours very truly,

A-2

EXHIBIT B
FORM OF OPINION OF STINSON MORRISON HECKER LLP
           1. Each of the Partnership, the General Partner, the Operating Company, Quest Cherokee Oilfield Service, Quest Energy Service, Quest O&G, Bluestem, Quest Midstream and Midstream GP (collectively, the “Quest Delaware-Kansas Entities”) has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization or formation, as the case may be, with all limited partnership or limited liability company, as applicable, power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at the Closing Date and each Option Closing Date, and to conduct its business as currently conducted or as to be conducted on the Closing Date and each Option Closing Date, in each case, in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus. Each of the Quest Entities is duly registered or qualified to do business and is in good standing as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth under its name on Annex I to such counsel’s opinion letter.
           2. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.
           3. Quest owns all of the issued and outstanding limited liability company interests in the General Partner. All of such interests have been duly authorized and validly issued in accordance with the General Partner LLC Agreement, and are fully paid (to the extent required under the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), and Quest owns such interests free and clear of all Liens (except restrictions on transferability and other Liens described in the Registration Statement, the Disclosure Package, the Prospectus or the General Partner LLC Agreement, Liens created by or arising under the Quest Credit Agreement and Liens created by or arising under the Delaware LLC Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Nevada naming Quest as debtor is on file as of a recent date in the office of the Secretary of State of the State of Nevada, or (ii) otherwise known to such counsel, without independent investigation.
           4. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership, such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability and other Liens described in the Registration Statement, the Disclosure Package, the Prospectus or the Partnership Agreement and Liens created by or arising under the Delaware LP Act) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.
           5. Quest owns the Sponsor Units and the General Partner owns 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and Quest owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability and other Liens as described in the Registration Statement, the Disclosure Package, the Prospectus or the Partnership Agreement or Liens created by or arising under the Delaware LP Act or the Quest Credit Agreement (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Nevada naming Quest as debtor is on file as of a recent date in the office of the Secretary of State of the State of Nevada, (ii) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (iii) otherwise known to such counsel, without independent investigation.
           6. The Units, and the limited partner interests represented thereby, have been duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).
           7. After giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 12,301,521 Common Units, 8,857,981 Subordinated Units and 431,827 General Partner Units and the Incentive Distribution Rights. Other than the Sponsor Units and the Incentive Distribution Rights, the Firm Units and the Option Units issued on the Closing Date, if any, are the only limited partner interests of the Partnership issued and outstanding on the Closing Date.
           8. After giving effect to the Transactions, the Partnership owns 100% of the issued and outstanding limited liability company interests in the Operating Company. All of such limited liability company interests have been duly authorized and validly issued in accordance with the Operating Company LLC Agreement, and are fully paid (to the extent required under the Operating Company LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except restrictions on transferability and other Liens described in the Registration Statement, the Disclosure Package, the Prospectus or the Operating Company LLC Agreement and Liens created by or arising under the Delaware LLC Act or the Amended Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of

Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.
           9. After giving effect to the Transactions, the Operating Company owns 100% of the issued and outstanding limited liability company interests in Quest Cherokee Oilfield Service. All of such limited liability company interests have been duly authorized and validly issued in accordance with the Quest Cherokee Oilfield Service LLC Agreement, and are fully paid (to the extent required under the Quest Cherokee Oilfield Service LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Company owns such limited liability company interests free and clear of all Liens (except restrictions on transferability and other Liens described in the Registration Statement, the Disclosure Package, the Prospectus or the Quest Cherokee Oilfield Service LLC Agreement and Liens created by or arising under the Delaware LLC Act or the Amended Credit Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Company as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation.
           10. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, and except for restrictions on transferring pledged securities pursuant to the Quest Credit Agreement and the Amended Credit Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity pursuant to any partnership agreement, limited liability company agreement, certificate of formation or other constituent document of any Partnership Entity or any other agreement or instrument listed as an exhibit to the Registration Statement, in either case to which any of the Partnership Entities is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership other than as described in the Disclosure Package or the Prospectus, as set forth in the Partnership Agreement or as have been waived.
           11. Each of the Quest Parties other than Quest has all requisite limited partnership or limited liability company, as the case may be, power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus and (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. All limited partnership or limited liability company, as the case may be, action required to be taken by the Quest Delaware-Kansas Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by each of the Quest Delaware-Kansas Entities of the Operative Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and the Operative

Agreements to which it is a party to be completed on or prior to the Closing Date has been validly taken.
           12. This Agreement has been duly authorized, executed and delivered by each of the Quest Parties other than Quest that is a party hereto.
           13. Each of the Operative Agreements has been duly authorized and validly executed and delivered by each of the Quest Delaware-Kansas Entities that is a party thereto. Each of the Operative Agreements constitutes a valid and legally binding agreement of the Quest Entities that are parties thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
           14. The Contribution Agreement, assuming the due authorization, execution and delivery thereof by Quest, is a valid and legally binding agreement of the parties thereto under the laws of the State of Kansas, enforceable in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); each of the Contribution Agreement and the related assignments of the ownership interests in the Operating Company (collectively, the “Contribution Documents”) is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests in the Operating Company purported to be transferred thereby, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Disclosure Package and the Prospectus.
           15. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Quest Entities which are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions by the Quest Entities (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or other constituent document of any of the Quest Delaware-Kansas Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or instrument filed as an exhibit to the Registration Statement, (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Kansas or federal law, (D) violates or will violate any order, judgment, decree or injunction known to such counsel of any court or governmental agency or authority having jurisdiction over any of the Quest Parties or any of their properties or assets in a proceeding to which any of them or their property is a party or (E) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Quest Parties under any agreement or instrument filed as an exhibit to the Registration Statement to which any of the Quest Parties is a party or by which any of them or any of their respective properties may be bound (other than Liens created by or arising under the Amended Credit Agreement or the Quest Credit Agreement), which conflicts, breaches, violations or defaults, in the case of clauses (B), (C), (D) or (E), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Quest Entities to consummate the Transactions; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud statutes, rules or regulations.
           16. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Quest Entities or any of their respective properties is required under the Delaware LP Act, the Delaware LLC Act, the laws of the State of Kansas or federal law, in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Quest Entities that are party hereto and thereto, or the consummation by the Quest Parties of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) other than (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) registration of the Units under the Act filings or consents required under the Exchange Act, (iii) applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, and (iv) such consents that have been obtained.
           17. The statements set forth in the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Environmental Matters and Regulation,” “Business—Other Regulation of the Gas and Oil Industry,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Quest Energy Partners, L.P. by Employee Benefit Plans,” insofar as they purport to constitute summaries of provisions of federal or Kansas statutes, rules or regulations, the Delaware LP Act or the Delaware LLC Act or of any specific agreement or instrument, constitute accurate summaries thereof in all material respects; and the descriptions of the Common Units contained in the Prospectus under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.
           18. The opinion letter of Stinson Morrison Hecker LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.
           19. The Registration Statement has been declared effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
           20. The Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date, and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion letter (other than the financial statements, the notes and schedules thereto and other financial and statistical data included in or omitted from the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Act.
           21. None of the Partnership Entities is, nor after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.
           22. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not so described as required by the Act and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.
           In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Quest Parties, the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
           (A) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
           (B) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or
           (C) the Prospectus, as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements, including the notes thereto and the auditors’ reports thereon, contained therein, (b) the other financial and statistical information contained therein, (c) the estimated oil and natural gas reserve evaluations and related calculations of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, contained therein, and (d) any statement of fact or representation or warranty in any exhibit to the Registration Statement, as to which such counsel need not comment.
           In rendering such opinion letter, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Quest Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and Kansas law (and with respect to any opinion which is stated in terms of applicable statutes, rules or regulations of the United States or the State of Kansas, such opinion will be expressed in terms of such statutes, rules or regulations that such counsel, based upon the scope of its representation of, and its experience with, the Quest Parties, reasonably recognizes, in the exercise of customary professional diligence, as applicable to any such Quest Parties with respect to transactions of the type contemplated by the Operative Agreements), (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of the Quest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificates, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) federal (other than such counsel’s opinion in opinion paragraph 18) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Quest Parties may be subject, (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, such counsel’s opinion is based solely upon such counsel’s review of a specific search of such state’s Secretary of State and (vii) state that the opinions expressed therein are subject to other assumptions, qualifications and limitations that are customarily made by such counsel in similar opinion letters and are acceptable to the Underwriters in their reasonable discretion.

EXHIBIT C
FORM OF OPINION OF BROWNSTEIN HYATT FARBER SCHRECK, P.C.
           1. Quest has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Nevada, with all corporate power and authority necessary to execute and deliver, and perform its obligations under, the Transaction Documents to which it is a party, to own or lease its properties as owned or leased on the Closing Date, and to conduct its business as conducted on the Closing Date, in each case, in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.
           2. Quest has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.
           3. Quest has duly authorized the execution and delivery of this Agreement and each of the Operative Agreements to which it is a party, and the consummation by Quest of the transactions contemplated thereby, which transactions are to be completed on or prior to the Closing Date, including the issuance, sale and delivery by the Partnership of the Units, the Sponsor Units and the Incentive Distribution Rights; provided, however, that such counsel expresses no opinion in this letter as to whether any of the transactions contemplated by the Operative Agreements, or any combination of such transactions, would constitute a sale of all of Quest’s property and assets requiring the approval of Quest’s stockholders pursuant to Nevada Revised Statutes 78.565. Quest has duly executed and delivered this Agreement and each of the Operative Agreements to which it is a party.
           4. None of the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or any Operative Agreements to which Quest is a party or the consummation of the Transactions by Quest violates or contravenes the Quest Governing Documents, any Applicable Nevada Law or any Applicable Nevada Orders.
           5. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Quest Entities which are parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions by the Quest Entities violates (A) the Quest Governing Documents, (B) any Applicable Nevada Law or (C) any Applicable Nevada Order; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or Nevada securities laws and other anti-fraud statutes, rules or regulations.
           6. No Nevada Governmental Approval is required for the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance by Quest of this Agreement and the Operative Agreements to which it is a party or the consummation by Quest of the transactions contemplated by this Agreement or such Operative Agreements (including the Transactions), other than (i) as described in the Registration Statement, the Disclosure Package and the Prospectus or (ii) such consents that have been obtained and are in full force and effect on the Closing Date.

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           In rendering such opinion letter, such counsel may (i) define Quest Governing Documents to mean “the Articles of Incorporation and Bylaws, each as amended to date, of Quest”, (ii) define Applicable Nevada Law to mean “those statutes, rules and regulations of the State of Nevada which, in such counsel’s experience, are customarily applicable both to transactions of the type contemplated by the Operative Agreements and to general business entities which are not engaged in regulated business activities”, (iii) define Applicable Nevada Orders to mean “any judgment, order or decree known by such counsel to have been issued by any Nevada Governmental Authority under Applicable Nevada Law, presently in effect and by which Quest is bound or to which it is subject” (iv) define Nevada Governmental Authorities to mean “the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Nevada, excluding its political subdivisions and local agencies”, (v) define “Nevada Governmental Approval” to mean “any authorization, approval or consent of, notification to, or filing with, any Nevada Governmental Authority having jurisdiction over Quest required to be made or obtained by Quest pursuant to Applicable Nevada Law”, (vi) rely in respect of matters of fact upon certificates of officers and employees of Quest and upon information obtained from public officials, (vii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (viii) state that their opinion is limited to Nevada law, (ix) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct in that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which Quest may be subject and (x) state that the opinions expressed therein are subject to other assumptions, qualifications and limitations that are customarily made by such counsel in similar opinion letters and are acceptable to the Underwriters in their reasonable discretion.

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EXHIBIT D
FORM OF OPINION OF HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.
           1. Each of the Quest Entities is qualified and registered as a foreign corporation, foreign limited partnership or foreign limited liability company, as applicable, in the State of Oklahoma and are qualified to transact business in the State of Oklahoma.
           2. Each of the Contribution Documents governed by the laws of the State of Oklahoma or relating to the transfer of property located in the State of Oklahoma, assuming the due authorization, execution and delivery thereof by all parties thereto (and in the case of any Contribution Document that is governed by the laws of any jurisdiction other than the State of Oklahoma, to the extent that such Contribution Document is a validly and legally binding agreement under such law and that such law applies thereto) is a valid and legally binding agreement of the parties thereto under the laws of the State of Oklahoma, enforceable against such parties in accordance with their respective terms, subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
           3. Each of the conveyances that is part of the Transactions, assuming the due authorization, execution and delivery thereof by the parties thereto, to the extent it is a valid and legally binding agreement under the laws of the State of Oklahoma and that such law applies thereto, is a valid and legally binding agreement of the parties thereto under the laws of the State of Oklahoma, enforceable in accordance with its terms subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing; each of those conveyances is in a form legally sufficient as between the parties thereto to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests in the Operating Company purported to be transferred thereby, as described in the Contribution Documents, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Disclosure Package and the Prospectus.
           4. The offering, issuance and sale by the Partnership of the Units being delivered on the Closing Date and any Option Closing Date, the execution, delivery and performance of the Underwriting Agreement and the Transaction Documents by each Partnership Entity that is a party thereto, and the consummation of the transactions (including the Transactions) contemplated thereby, will not conflict with, result in a breach, default (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or violation or imposition of any Lien, known to such special Oklahoma counsel, upon any property or assets of the Partnership Entities pursuant to (a) any order, judgment, decree or injunction known to such special Oklahoma counsel of any Oklahoma Governmental Authority to which any of the Partnership Entities or any of their properties is subject; or (b) any statutory laws of the State of Oklahoma, which conflicts, breaches, violations, defaults or Liens would reasonably be expected to have a Material Adverse Effect.
           5. No permit, consent, approval, authorization, order, registration, filing or qualification of, with, to or at the direction of any Oklahoma Governmental Authorities under the laws of the State of Oklahoma is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance by the Quest Entities of this Agreement and the Operative Agreements party hereto and thereto, or the consummation by the Quest Parties of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) contemplated thereby except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) for registration of the Units under the Act and consents required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters and (iii) for such consents that have been obtained.
           6. The statements set forth in the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Environmental Matters and Regulation,” “Business—Other Regulation of the Gas and Oil Industry,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Quest Energy Partners, L.P. by Employee Benefit Plans,” insofar as they describe any agreement or describe, or refer to statements of law or legal conclusions relating to, the laws of the State of Oklahoma are accurate and complete in all material respects..
           In rendering such opinion, such special Oklahoma counsel may rely in respect of matters of fact upon certificates of officers and employees of the Quest Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to the laws of the state of Oklahoma, (iv) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property and assume that the descriptions of interests in property described in the Contribution Documents are accurate and describe the interests intended to be conveyed thereby (and that references in the Contribution Documents to other instruments of record are correct and that such recorded instruments contain legally sufficient property descriptions) or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Quest Parties may be subject, (v) provide that the term “Oklahoma Governmental Authorities” shall mean the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Oklahoma, excluding its political subdivisions and local agencies, (vi) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of the Quest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of Oklahoma (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificates, (vii) for purposes of the opinions set forth in paragraph 2, assume that the laws of any jurisdiction governing a Contribution Document that is not governed by Oklahoma law are identical in all respects to the laws of the State of Oklahoma and (viii) state that such opinion is subject to the additional qualifications, limitations and assumptions to be set forth in the final form of opinion to be delivered by such special Oklahoma counsel.

EXHIBIT E
FORM OF ENGINEERS’ RESERVE REPORT LETTER
Quest Energy Partners, L.P.
9520 N. May Avenue, Suite 300
Oklahoma City, OK 73120
Wachovia Capital Markets, LLC
RBC Capital Markets Corporation
As Representatives of the several Underwriters
c/o Wachovia Capital Markets, LLC
One North Jefferson Avenue
St. Louis, Missouri 63103
Ladies and Gentlemen:
           This letter is being delivered pursuant to the terms of an underwriting agreement between Quest Energy Partners, L.P. (the “Partnership”), Quest Energy GP, LLC, Quest Cherokee, LLC, Quest Resource Corporation and Wachovia Capital Markets, LLC and RBC Capital Markets Corporation acting as representatives of the underwriters listed on Schedule I thereto (collectively, the “Underwriters”) relating to the public offering of 8,750,000 common units representing limited partner interests of the Partnership (the “Common Units”), which are being offered by the Partnership pursuant to the preliminary prospectus dated [___], 2007 (the “Prospectus”), in which we estimated the proved reserves and future revenue of the Partnership as of June 30, 2007 (the “Reserve Report”).
     1. As of the date of this letter and as of the date of the Reserve Report, we are and were independent reserve engineers with respect to the Partnership as provided in the standards pertaining to the estimating and auditing of oil and gas reserve information promulgated by the Securities and Exchange Commission (the “SEC”). Neither we, nor to our knowledge, any of our employees, officers or directors, own interests in the oil and gas properties included in the Reserve Report. We have not been employed by the Partnership on a contingent basis.
     2. All terms used in this letter, where applicable, conform to the definitions set forth in Rule 4-10 of Regulation S-X promulgated by the SEC.
     3. In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves contained in the Reserve Report has been prepared in a

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manner consistent with the standards and definitions pertaining to the estimating and auditing of oil and gas reserve information promulgated by the SEC. Specifically, such information has been prepared in accordance with Paragraphs 10-13, 15, and 30(a)-(b) of Statement of Financial Accounting Standards No. 69 (November 1982) of the FASB and Rules 4-10(a) (1)-(13) of Regulation S-X and Rule 302(b) of Regulation S-K of the SEC; provided, however, that (i) certain estimated data have not been provided with respect to changes in reserves information and (ii) future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth in the Reserve Report.
To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature or information beyond the scope of the Reserve Report, we are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.
     4. The Reserve Report included in the Prospectus as Appendix C is the correct and complete copy of our Reserve Report provided to the Partnership on August 31, 2007.
     5. Although we were not requested to review any subsequent data concerning either the performance of the wells or field operations as of the date hereof, no additional information has been brought to our attention that would lead us to believe that there would be a material change in the estimates of proved reserves or future net revenues from proved reserves attributable to the Company’s interests in certain oil and gas properties covered by the Reserve Report, not withstanding those changes that would result from a change in product prices and reductions for production since June 30, 2007.
     6. You may rely upon the Reserve Report in the same manner as if such report were addressed to you.
           We hereby consent to the references to our firm and the use of the Reserve Report as set forth in the Prospectus and any Registration Statement filed with the SEC that includes the Prospectus or any final or preliminary prospectus.

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